UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The

Securities Exchange Act of 1934

February 7, 2017

Date of Report (Date of earliest event reported)

PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 7, 2017, PennantPark Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 8, 2016. As of November 30, 2016, the record date, 71,060,836 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The named proxies for the Company’s stockholders approved an adjournment of the meeting to allow the polls to remain open until 9:30 a.m. on February 28, 2017 to solicit additional votes for the proposal to elect two Class I directors of the Company, who will each serve until the 2020 Annual Meeting and until his successor is duly elected and qualifies. The meeting will be reconvened at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on February 28, 2017, at 9:30 a.m.

Proposal 2. The Company’s stockholders ratified the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending September 30, 2017.

The voting results as of February 7, 2017, as certified by the inspector of election, are set forth below:

	For	Against	Abstain
	59,137,790	764,601	645,556
% of Shares Voted	97.67%	1.26%	1.07%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

Date: February 10, 2017	/s/ AVIV EFRAT
Aviv Efrat
Chief Financial Officer & Treasurer